Exhibit 21

Subsidiaries of Apollo Education Group, Inc.
Entity	Jurisdiction of Incorporation or Formation
Apollo Development Corp.	Arizona
Apollo Global, Inc.	Delaware
Apollo Group China, LLC	Arizona
Apollo Investments, Inc.	Arizona
Apollo NB Holding Company	Arizona
Aptimus, Inc.	Washington
The College for Financial Planning Institutes Corporation	Arizona
The University of Phoenix, Inc.	Arizona
Apollo Education Services, LLC	Delaware
Apollo Lightspeed LLC	Delaware
Apollo Education Ventures, LLC	Delaware
TIY Academy, LLC[1]	South Carolina

Subsidiaries of College for Financial Planning Institutes Corporation
Entity	Jurisdiction of Incorporation or Formation
College for Financial Planning, Inc.	Arizona

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1 Apollo Education Group owns a 61.69% interest in TIY Academy, LLC.

Subsidiaries of TIY Academy, LLC
Entity	Jurisdiction of Incorporation or Formation
The Iron Yard Limited	United Kingdom
TIYA Arlington, LLC	Virginia
TIYA Atlanta, LLC	South Carolina
TIYA Austin, LLC	South Carolina
TIYA Baltimore, LLC	South Carolina
TIYA Charleston, LLC	South Carolina
TIYA Charlotte, LLC	South Carolina
TIYA Chicago, LLC	South Carolina
TIYA Cincinnati, LLC	South Carolina
TIYA Cleveland, LLC	South Carolina
TIYA Columbia, LLC	South Carolina
TIYA Dallas, LLC	South Carolina
TIYA DC, LLC	South Carolina
TIYA Detroit, LLC	South Carolina
TIYA Durham, LLC	South Carolina
TIYA Greenville, LLC	South Carolina
TIYA Houston, LLC	South Carolina
TIYA Indianapolis, LLC	South Carolina
TIYA Jacksonville, LLC	South Carolina
TIYA Las Vegas, LLC	South Carolina
TIYA Little Rock, LLC	South Carolina
TIYA Miami, LLC	South Carolina
TIYA Minneapolis, LLC	South Carolina
TIYA Nashville, LLC	South Carolina
TIYA New Orleans, LLC	South Carolina
TIYA Orlando, LLC	South Carolina
TIYA Philadelphia, LLC	South Carolina
TIYA Phoenix, LLC	South Carolina
TIYA Pittsburgh, LLC	South Carolina
TIYA Raleigh, LLC	South Carolina
TIYA Salt Lake City, LLC	South Carolina
TIYA San Antonio, LLC	South Carolina
TIYA Tampa, LLC	South Carolina

Subsidiaries of Apollo Global, Inc.
Entity	Jurisdiction of Incorporation or Formation
Western International University, Inc.	Arizona, USA
Apollo Global Dutch GP, LLC	Delaware, USA
Helios International (Netherlands) C.V.	Netherlands

Subsidiaries of Helios International (Netherlands) C.V.
Entity	Jurisdiction of Incorporation or Formation
Coöperatieve Apollo Global Netherlands U.A.	Netherlands
Apollo Global Dutch Coop, LLC	Delaware, USA

Subsidiaries of Coöperatieve Apollo Global Netherlands U.A.
Entity	Jurisdiction of Incorporation or Formation
Apollo Global Chile, S.A.	Chile
Apollo Global Mexico, S. de R.L. de C.V.	Mexico
Apollo Global Singapore Holdings Pte. Ltd.	Singapore
Apollo UK Acquisition Company Limited	United Kingdom
Encosolve Proprietary Limited[2]	South Africa
MBS Education Investments Proprietary Limited[3]	South Africa
Apollo Global Asia-Pacific Pty Ltd	Australia
Apollo Global Brazil Participações Ltda.	Brazil

Subsidiaries of Apollo Global Brazil Participações Ltda.
Entity	Jurisdiction of Incorporation or Formation
Sociedade Técnica Educacional da Lapa S/A4	Brazil

Subsidiaries of Sociedade Técnica Educacional da Lapa S/A
Entity	Jurisdiction of Incorporation or Formation
Faeltec Educação e Tecnologia Ltda.	Brazil

Subsidiaries of Apollo Global Singapore Holdings Pte. Ltd.
Entity	Jurisdiction of Incorporation or Formation
India Education Services Pte Ltd.[5]	India

Subsidiaries of Apollo UK Acquisition Company Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Holdings Limited	United Kingdom

Subsidiaries of Apollo Global Chile, S.A.
Entity	Jurisdiction of Incorporation or Formation
Apollo Chile Comunicaciones, Limitada	Chile
Universidad de Artes, Ciencias y Comunicación[6]	Chile
Instituto Superior de Artes y Ciencias de la Comunicación S.A. (“I.A.C.C”)	Chile
Sociedad de Transportes Trans-Guil Limitada (“Trans-Guil”)	Chile
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2 Coöperatieve Apollo Global Netherlands U.A. holds 24.5% of Encosolve Proprietary Limited.
3 Coöperatieve Apollo Global Netherlands U.A. holds 74.9% of MBS Education Investments Proprietary Limited and Encosolve Proprietary Limited holds 25.1% of MBS Education Investments Proprietary Limited.
4 Apollo Global Brazil Participações Ltda. holds 75% of Sociedade Técnica Educacional da Lapa S/A
5 Apollo Global Singapore Holdings Pte. Ltd. holds 50% of India Education Services Pte. Ltd.
6 UNIACC is a non-profit entity; its members are I.A.C.C., Coöperatieve Apollo Global Netherlands, Apollo Global Dutch Coop, LLC and Apollo Global Chile, S.A.

Subsidiaries of Apollo Global Mexico, S. de R.L. de C.V.
Entity	Jurisdiction of Incorporation or Formation
Apollo Global Mexico Sub, S. de R.L. de C.V.	Mexico

Subsidiaries of Apollo Global Mexico Sub, S. de R.L. de C.V.
Entity	Jurisdiction of Incorporation or Formation
Universidad Latinoamericana, S.C. (“ULA”)	Mexico

Subsidiaries of BPP Holdings Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Services Limited	United Kingdom
BPP Dublin Limited	Ireland
BPP International Limited	United Kingdom
BPP University Limited	United Kingdom
BPP Actuarial Education Limited[7]	United Kingdom
BPP China Limited	Hong Kong
BPP Offshore Group Limited	Jersey
Apollo Global Germany GmbH	Germany

Subsidiaries of BPP Services Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Learning Media Limited	United Kingdom
BPP Professional Education Limited	United Kingdom

Subsidiaries of BPP Actuarial Education Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Professional Education, Inc.	Delaware, USA
Actuarial Education Company Limited	United Kingdom

Subsidiaries of BPP Dublin Limited
Entity	Jurisdiction of Incorporation or Formation
BPP Publishing (Ireland) Limited	Ireland

Subsidiaries of BPP Offshore Group Limited
Entity	Jurisdiction of Incorporation or Formation
BPP (CI) Limited	Jersey

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7 BPP Holdings Limited holds 94.68% of BPP Actuarial Education Limited.

Subsidiaries of BPP International Limited
Entity	Jurisdiction of Incorporation or Formation
BPP International Investments Limited	United Kingdom
BPP Professional Education SP Z.O.O.	Poland
Business Training Romania SRL	Romania
BPP Enterprise Management Consulting (Shanghai) Co., Ltd	China
BPP International Limited (Malaysia Branch)	Malaysia (Branch Office)
BPP International Limited Organizacna Zlozka	Slovakia (Branch Office)

Subsidiaries of MBS Education Investments Proprietary Limited
Entity	Jurisdiction of Incorporation or Formation
Milpark Education Proprietary Limited	South Africa

Subsidiaries of Apollo Global Asia-Pacific Pty Ltd.
Entity	Jurisdiction of Incorporation or Formation
Open Colleges Australia Pty Ltd.	Australia

Subsidiaries of Open Colleges Australia Pty Ltd.
Entity	Jurisdiction of Incorporation or Formation
Open Colleges Services Pty Ltd	Australia
Open Colleges Pty Ltd	Australia
College of Fashion Design Pty Ltd	Australia
Integrated Care & Management Training Pty Ltd	Australia
YourLife Health and Learning Inc[8]	Australia

Subsidiaries of Apollo Global Germany GmbH
Entity	Jurisdiction of Incorporation or Formation
Career Partner GmbH	Germany

Subsidiaries of Career Partner GmbH
Entity	Jurisdiction of Incorporation or Formation
hr Team Horst Rückle GmbH	Germany
Internationale Hochschule Bad Honnef Bonn GmbH	Germany
PROAKTIV Management Training und Beratung in Management und Verkauf Aktiengesellschaft	Germany
Steigenberger Akademie GmbH	Germany
Career Partner Service GmbH	Germany
Hochschule für Internationale Wirtschaft und Logistik	Germany

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8 YourLife Health and Learning Inc. is a non-profit entity.

Subsidiaries of Steigenberger Akademie GmbH
Entity	Jurisdiction of Incorporation or Formation
Steigenberger Hotelfachschule GmbH	Germany
Steigenberger Hotelberufsfachschule GmbH	Germany
Steigenberger Berufsfachschule für Assistenten im Hotel- und Tourismusmanagement gGmbH	Germany